                                                                    EXHIBIT 23.2


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We consent to the incorporation by reference in this Registration Statement of Xceed Inc. on Form S-8 of our report dated March 20, 2000 (which expresses an unqualified opinion and includes an explanatory paragraph relating to the restatement of the 1999 financial statements described in Note 2.s.), appearing in the Annual Report on Form 10-K/A of Xceed Inc. for the year ended August 31, 1999.

/s/ Deloitte & Touche LLP
Deloitte & Touche LLP

New York, New York
May 10, 2000